EXHIBIT 99.1


Central Jersey Bancorp Reports an 18% Increase in 4th Quarter 2007 Net Income
--------------------------------------------------------------------------------

LONG BRANCH, NEW JERSEY, January 23, 2008: Central Jersey Bancorp (NASDAQ Global
Market: CJBK), the parent company of Central Jersey Bank, N.A., reported net income of $740,000 for the three months ended December 31, 2007, as compared to $629,000 for the same period in 2006. This represents an increase of $111,000, or 18%. Basic and diluted earnings per share were both $0.08 for the three months ended December 31, 2007 and were both $0.07 for the same period in 2006. Per share earnings have been adjusted in all periods to reflect the 5% stock dividends paid on July 2, 2007 and July 1, 2006.

For the year ended December 31, 2007, Central Jersey Bancorp reported net income of $844,000, as compared to $2.5 million for 2006. Basic and diluted earnings per share for the year ended December 31, 2007 were $0.10 and $0.09, respectively, as compared to $0.28 and $0.27, respectively, for the prior year. The modest net income reported for the year ended December 31, 2007 is primarily due to the balance sheet restructuring initiative announced on April 30, 2007, which resulted in a one-time pre-tax charge of approximately $1.96 million and was reflected in Central Jersey Bancorp's first quarter 2007 consolidated financial statements.

James S. Vaccaro, Chairman, President and CEO, commented, "The current and anticipated general economic environment creates unique challenges and opportunities for the financial services industry. In recognition of those market dynamics, Central Jersey Bancorp, in 2007, implemented a number of strategic initiatives. Each initiative, including our balance sheet restructuring, branch office consolidation and corporate realignment, was undertaken with an understanding that prospective quality balance sheet growth would be difficult to attain and, therefore, other measures were necessary to ensure that we remained positioned to maintain and leverage our high quality credit and banking relationships. To date, each initiative has achieved expected results.

"From an industry perspective in 2007, the equity markets generally punished the financial services sector. We are pleased, however, that of the approximately 560 publicly traded financial institutions in the United States, only 42 publicly traded financial institutions, including Central Jersey Bancorp, achieved share price appreciation in 2007."

Results of Operations

Net interest income was $4.3 million and $16.7 million, respectively, for the three months and year ended December 31, 2007, as compared to $4.1 million and $17.0 million, respectively, for the same prior year periods. Net interest income for the three months and year ended December 31, 2007 was comprised primarily of $5.7 million and $23.0 million, respectively, in interest and fees on loans, $1.7 million and $6.0 million, respectively, in interest on securities, and $227,000 and $1.5 million, respectively, in interest income on federal funds sold and due from banks, less interest expense on deposits of $3.0 million and $12.6 million, respectively, interest expense on borrowed funds of $206,000 and $746,000, respectively, and interest expense on subordinated debentures of $110,000 and $439,000, respectively.

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For the three months and year ended December 31, 2007, the average yield on interest-earning assets was 6.48% and 6.54%, respectively, as compared to 6.36% for both periods in 2006. The average cost of deposits and interest-bearing liabilities for the three months and year ended December 31, 2007, was 2.98% and 3.10%, respectively, as compared to an average cost of 3.02% and 3.42%, respectively, for the same periods in 2006. The average net interest margin for the three months and year ended December 31, 2007 was 3.70% and 3.58%, respectively, as compared to 3.47% and 3.67%, respectively, for the same periods in 2006. The margin expansion experienced during the three months ended December 31, 2007, as compared to the same period in 2006, was primarily due to the previously disclosed balance sheet restructuring. The margin compression experienced during the year ended December 31, 2007, was primarily due to the competitive loan and deposit pricing environment during such year and reductions in the Prime Rate of interest.

For the three months and year ended December 31, 2007, the provision for loan losses was $0 and $165,000, respectively, as compared to $35,000 and $500,000, respectively, for the same prior year periods. The provision for loan losses recorded during the year ended December 31, 2007, is a direct result of the change in risk rating of certain commercial loans. Total gross loans outstanding totaling $315.2 million at December 31, 2007, decreased by approximately $149,000 from the December 31, 2006 total of $315.3 million.

Non-interest income (loss), which consists of service charges on deposit accounts, income from bank owned life insurance, gains on the sale of residential mortgages, gains on the sale of securities available-for-sale and the impairment of available-for-sale investment securities, was $425,000 and ($217,000), respectively, for the three months and year ended December 31, 2007, as compared to $415,000 and $1.7 million, respectively, for the same periods in 2006. The non-interest income (loss) for the year ended December 31, 2007, is directly related to the previously disclosed one-time balance sheet restructuring charge of $1.96 million, pre-tax, recorded in the first quarter of 2007.

Non-interest expense was $3.6 million and $14.4 million, respectively, for the three months and year ended December 31, 2007, as compared to $3.5 million and $14.3 million, respectively, for the same periods in 2006. Non-interest expense generally includes costs associated with employee salaries and benefits, occupancy expenses, data processing fees, core deposit intangible amortization and other operating expenses.

Financial Condition

Central Jersey Bancorp's assets, at December 31, 2007, totaled $503.5 million, a decrease of $12.8 million, or 2.5%, from the December 31, 2006 total of $516.3 million. The total assets figure of $503.5 million at December 31, 2007, is inclusive of $27.0 million in goodwill and $1.9 million in core deposit intangible.

Cash and cash equivalents were $14.9 million at December 31, 2007, a decrease of $22.9 million, or 60.6%, from the December 31, 2006 total of $37.8 million. The decrease is due primarily to the timing of cash flows related to the bank subsidiary's business activities.

Investment securities totaled $132.3 million at December 31, 2007, an increase of $15.7 million, or 13.5%, over the December 31, 2006 total of $116.6 million. The increase in investment securities is due to purchases of mortgage-backed securities made during the year ended December 31, 2007. For the year ended December 31, 2007, principal pay downs of mortgage-backed securities totaled $9.5 million and $2.0 million of fixed rate government-sponsored agency securities matured.

Loans held-for-sale, at December 31, 2007, totaled $658,000, as compared to $242,000 at December 31, 2006. The increase in loans held-for-sale is due primarily to the timing of residential mortgage loan closings.

Loans, net of the allowance for loan losses, totaled $311.8 million at December 31, 2007, a decrease of $300,000, or 0.1%, from the $312.1 million balance at December 31, 2006. The decrease in loan balances is reflective of general economic conditions resulting in a slowdown in loan origination volume throughout the banking industry.

Deposits, at December 31, 2007, totaled $403.3 million, a decrease of $24.0 million, or 5.6 %, from the December 31, 2006 total of $427.3 million. The decrease in deposits is reflective of the general economic slowdown and highly competitive deposit pricing environment prevalent throughout the financial services industry.

Other borrowings were $24.6 million at December 31, 2007, as compared to $17.1 million at December 31, 2006, an increase of $7.5 million, or 43.9%. These borrowings are short-term in nature. The increase is due to growth in the bank subsidiary's sweep account product for business customers.

At December 31, 2007, book value per share and tangible book value per share were $7.88 and $4.57, respectively, as compared to $7.56 and $4.16, respectively, at December 31, 2006.

Asset Quality

The allowance for loan losses, which began the year at $3.23 million, or 1.02% of total loans, increased to $3.41 million at December 31, 2007, or 1.08% of total loans. Non-performing loans totaled $214,000 at December 31, 2007, as compared to $91,000 at December 31, 2006. Loan charge-offs during the three months and year ended December 31, 2007 totaled $84,000 and $88,000, respectively, as compared to $409,000 and $455,000, respectively, for the same periods in 2006.

Previously, Central Jersey Bancorp reported a significant increase in non-performing loans due primarily to one commercial mortgage loan totaling $2.0 million which was placed on non-accrual status in April 2007. During the three months ended December 31, 2007, the property securing this loan was sold and the loan was paid off.

About the Company

Central Jersey Bancorp is the holding company and sole shareholder of Central Jersey Bank, N.A. Central Jersey Bank, N.A. provides a full range of banking services to both individual and business customers through twelve branch facilities located in Monmouth and Ocean Counties, New Jersey. Central Jersey Bancorp is traded on the NASDAQ Global Market under the trading symbol "CJBK." Central Jersey Bank, N.A. can be accessed through the internet at CJBNA.com.

Forward-Looking Statements

Statements about the future expectations of Central Jersey Bancorp and its subsidiary, Central Jersey Bank, N.A., including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Since these statements involve risks and uncertainties and are subject to change at any time, the companies' actual results could differ materially from expected results. Among these risks, trends and uncertainties are the effect of governmental regulation on Central Jersey Bank, N.A., the availability of working capital, the cost of personnel, and the competitive market in which Central Jersey Bank, N.A. competes.

Contacts

James S. Vaccaro, Chairman, President and CEO, 732-571-1300
Robert S. Vuono, Sr. EVP & COO, 732-292-1600
Anthony Giordano, III, EVP and CFO, 732-923-1115



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

                                 CONSOLIDATED BALANCE SHEETS
                     DECEMBER 31, 2007 (UNAUDITED) AND DECEMBER 31, 2006
                                   (dollars in thousands)


                                                                December 31,   December 31,
                                                                    2007           2006
                                                                ------------   ------------
ASSETS                                                           (unaudited)
------
Cash and due from banks                                         $     11,198   $     16,162
Federal funds sold                                                     3,679         21,634
                                                                ------------   ------------
Cash and cash equivalents                                             14,877         37,796
Investment securities available-for-sale, at market value            114,824         95,735
Investment securities held-to-maturity (market value of
     $17,379 (unaudited) and $20,454 at December 31, 2007 and
     December 31, 2006, respectively)                                 17,430         20,820
Loans held-for-sale                                                      658            242
Loans, net                                                           311,765        312,093
Premises and equipment                                                 4,626          5,357
Bank owned life insurance                                              3,565          3,447
Accrued interest receivable                                            2,218          2,613
Goodwill                                                              26,957         26,957
Core deposit intangible                                                1,926          2,478
Due from broker                                                           --          3,527
Other assets                                                           4,660          5,234
                                                                ------------   ------------

          Total assets                                          $    503,506   $    516,299
                                                                ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Deposits:
     Non-interest bearing                                       $     73,955   $     83,482
     Interest bearing                                                329,335        343,795
                                                                ------------   ------------
                                                                     403,290        427,277

Other borrowings                                                      24,564         17,099
Subordinated debentures                                                5,155          5,155
Accrued expenses and other liabilities                                 1,611          1,273
                                                                ------------   ------------

          Total liabilities                                          434,620        450,804
                                                                ------------   ------------

Shareholders' equity:
     Common stock, par value $0.01 per share. Authorized
     100,000,000 shares and issued and outstanding
     8,745,990 and 8,667,281 shares at December 31, 2007
     and December 31, 2006, respectively.                                 87             87
Additional paid-in capital                                            60,791         60,501
Accumulated other comprehensive income (loss), net of tax
     expense (benefit)                                                   848         (1,409)
Retained earnings                                                      7,160          6,316
                                                                ------------   ------------
          Total shareholders' equity                                  68,886         65,495

                                                                ------------   ------------
          Total liabilities and shareholders' equity            $    503,506   $    516,299
                                                                ============   ============

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

                                           CONSOLIDATED STATEMENTS OF INCOME
                            FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2007 AND 2006
                                   (dollars in thousands, except per share amounts)

                                                                   Three months ended              Year ended
                                                                      December 31,                 December 31,
                                                                   2007          2006          2007           2006
                                                                -----------   -----------   -----------    -----------
                                                                       (unaudited)                  (unaudited)
Interest and dividend income:
     Interest and fees on loans                                 $     5,654   $     5,813   $    22,975    $    23,159
     Interest on securities available for sale                        1,478         1,084         5,100          4,465
     Interest on federal funds sold and due from banks                  227           453         1,530            804
     Interest on securities held to maturity                            210           241           883            991
                                                                -----------   -----------   -----------    -----------
          Total interest and dividend income                          7,569         7,591        30,488         29,419

Interest expense:
     Interest expense on deposits                                     2,964         3,156        12,597         10,760
     Interest expense on other borrowings                               206           186           746          1,267
     Interest expense on subordinated debentures                        110           111           439            429
                                                                -----------   -----------   -----------    -----------
          Total interest expense                                      3,280         3,453        13,782         12,456
                                                                -----------   -----------   -----------    -----------
          Net interest income                                         4,289         4,138        16,706         16,963
                                                                -----------   -----------   -----------    -----------

Provision for loan losses:                                               --            35           165            500
                                                                -----------   -----------   -----------    -----------
          Net interest income after provision for loan losses         4,289         4,103        16,541         16,463
                                                                -----------   -----------   -----------    -----------

Other income:
     Impairment on available-for-sale securities                         --            --        (1,957)            --
     Service charges on deposit accounts                                386           364         1,479          1,412
     Income on bank owned life insurance                                 30            27           118            109
     Gain on sale of securities available-for-sale                       --            --            87             --
     Gain on sale of loans held-for-sale                                  9            24            56            213
     Other service charges, commissions and fees                         --            --            --              6
                                                                -----------   -----------   -----------    -----------
          Total other income (loss)                                     425           415          (217)         1,740
                                                                -----------   -----------   -----------    -----------

Operating expenses:
     Salaries and employee benefits                                   1,866         1,782         7,146          7,345
     Net occupancy expenses                                             405           420         1,821          1,687
     Data processing fees                                               221           205           884            809
     Core deposit intangible amortization                               138           155           552            619
     Abandonment of leasehold improvements                               --            --           137             --
     Other operating expenses                                           941           965         3,830          3,849
                                                                -----------   -----------   -----------    -----------
          Total other expenses                                        3,571         3,527        14,370         14,309
                                                                -----------   -----------   -----------    -----------

Income before provision for income taxes                              1,143           991         1,954          3,894

Income tax expense                                                      403           362         1,110          1,428
                                                                -----------   -----------   -----------    -----------

     Net income                                                 $       740   $       629   $       844    $     2,466
                                                                ===========   ===========   ===========    ===========

Basic earnings per share                                        $      0.08   $      0.07   $       .10    $      0.28
                                                                ===========   ===========   ===========    ===========
Diluted earnings per share                                      $      0.08   $      0.07   $       .09    $      0.27
                                                                ===========   ===========   ===========    ===========
Average basic shares outstanding                                  8,745,323     8,667,281     8,710,865      8,655,137
                                                                ===========   ===========   ===========    ===========
Average diluted shares outstanding                                9,139,034     9,130,682     9,132,772      9,156,428
                                                                ===========   ===========   ===========    ===========

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

Performance Ratios (unaudited)            Three Months Ended              Year Ended
    (dollars in thousands)                    December 31,               December 31,
            Ratio                         2007          2006          2007          2006
                                        ---------     ---------     ---------     ---------
Return on average assets                     0.58%         0.48%         0.16%         0.48%
Return on average tangible assets            0.61%         0.51%         0.17%         0.51%
Return on average equity                     4.33%         3.84%         1.27%         3.88%
Return on average tangible equity            7.57%         7.04%         2.27%         7.32%
Efficiency ratio                             75.8%         77.5%         87.2%         76.5%
Efficiency ratio (less core deposit
intangible amortization expense)             72.8%         74.1%         83.8%         73.2%
Operating expense ratio                      2.79%         2.68%         2.80%         2.78%
Net interest margin                          3.70%         3.47%         3.58%         3.67%

             Ratio Calculations
Efficiency ratio:
     Net interest income                $   4,289     $   4,138     $  16,706     $  16,963
     Non-interest income (loss)               425           415          (217)        1,740
          Total revenue                     4,714         4,553        16,489        18,703
     Non-interest expense               $   3,571     $   3,527     $  14,370     $  14,309
Ratio                                        75.8%         77.5%         87.2%         76.5%

Efficiency ratio (less core deposit
intangible amortization expense):
     Net interest income                $   4,289     $   4,138     $  16,706     $  16,963
     Non-interest income (loss)               425           415          (217)        1,740
          Total revenue                     4,714         4,553        16,489        18,703
     Non-interest expense                   3,571         3,527        14,370        14,309
     Less:  Core deposit amortization
     expense                                 (138)         (155)         (552)         (619)
     Non-interest expense (less core
     deposit intangible amortization
     expense)                           $   3,433     $   3,372     $  13,818     $  13,690
Ratio                                        72.8%         74.1%         83.8%         73.2%

Operating expense ratio:
     Average assets                     $ 507,117     $ 521,200     $ 513,191     $ 514,577
     Non-interest expense               $   3,571     $   3,527     $  14,370     $  14,309
Ratio                                        2.79%         2.68%         2.80%         2.78%

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